SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ARAMARK Corporation (the “Company”) and Mellon Investor Services, LLC, as Rights Agent, entered into an Amendment dated as of April 28, 2006 to the Rights Agreement dated as of December 10, 2001. The purpose of the Amendment was to ensure that a group of investors led by Joseph Neubauer, Chairman and Chief Executive Officer of the Company, which has submitted a proposal to acquire all of the outstanding common stock of the Company (the “Proposal”), will not be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by submitting the Proposal, making any offer relating thereto or having any negotiations, discussions, arrangements or understanding or taking any other actions with respect to a possible transaction. The Rights Agreement was filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 1, 2001. The Amendment is filed herewith as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.1	Amendment dated as of April 28, 2006 to Rights Agreement between ARAMARK Corporation and Mellon Investor Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: May 4, 2006	By:	/s/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Amendment dated as of April 28, 2006 to Rights Agreement between ARAMARK Corporation and Mellon Investor Services, LLC.